SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                December 29, 2004


                          STORAGE COMPUTER CORPORATION
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             (Exact Name of Registrant as specified in its charter)

        DELAWARE                         1-13616                  02-045093
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

     11 Riverside Street, Nashua, NH                             03062-1373
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  (Address of Principal Executive Offices)                       (Zip Code)

                                 (603) 880-3005
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               Registrant's telephone number, including area code:

                                 Not Applicable
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       (Registrant's Name or Former Address, if Change Since Last Report)

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Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
           STANDARD; TRANSFER OF LISTING.

     In a letter from the American Stock Exchange (AMEX) dated December 23, 2004 the Company was notified that a Listing Qualifications Panel had affirmed that its Common Stock would be delisted from the AMEX due to its financial condition and operating results. The delisting will be effective with the open of business on Monday January 3, 2004.

     Background:

     The Company received notification from the American Stock Exchange ("AMEX) on April 29, 2003 that it was not in compliance with certain listing standards relating to stockholders' equity and net losses. In June 2003 the Company submitted a plan to AMEX setting forth a plan for compliance with the AMEX continuing listing standards. On July 28, 2003, AMEX notified the Company that it had accepted the proposed plan and granted an extension until October 31, 2004 to regain compliance. During this time the Company's stock continued to trade on AMEX and the Company was subject to periodic review of its progress consistent with its plan. On November 10, 2004 the AMEX notified the Company that it was subject to delisting from the Exchange, as it was unable to regain compliance with the continuing listing standards by October 31, 2004. The Company is not in compliance with the following listing standards. (a) The Company has sustained losses in its five most recent fiscal years and has not maintained stockholders equity of at least $ 6 million. (b) The Company has sustained losses in three of its four most recent fiscal years and has not maintained shareholders equity of at least $4 million. (c) The Company has sustained losses in two of its most recent fiscal years and has not maintained stockholders equity of at least $ 2 million. The Company had negative stockholders equity of ($ 52,072.00) at September 30, 2004. The Company appealed this staff determination and requested a hearing before a committee of the Exchange. On December 21, 2004 the Company met with a Listing Qualifications Panel of the AMEX Committee on Securities to review the staff determination. In a letter dated December 23, 2004 the AMEX notified the Company that the Listing Qualifications Panel had affirmed the Staff's determination to delist the Common Stock of the Company. The delisting will be effective with the open of business Monday, January 3, 2004.


Item 7.01 REGULATION FD DISCLOSURES

     On December 28, 2004 the Company issued a press release announcing that its Common Stock would be delisted from the American Stock Exchange effective with the open of business Monday, January 3, 2004.

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Exhibit
Number    Description
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99.1      Press Release dated December 28, 2004, titled " STORAGE COMPUTER
          ANNOUNCES CHANGE IN LISTING FROM AMEX"





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004                          STORAGE COMPUTER CORPORATION


                                                 By: /s/ Michael J. O'Donnell
                                                     -------------------------
                                                 Name:   Michael J. O'Donnell
                                                 Title:  Chief Financial Officer